EXHIBIT 10.6

EXECUTION COPY

GUARANTY

This GUARANTY (together with all amendments, if any, from time to time hereto, this "Guaranty"), dated as of December 31, 2003, is made by and among COMMERCE ONE OPERATIONS, INC. (the "Guarantor"), a Delaware corporation and wholly-owned subsidiary of Commerce One, Inc. (the "Seller"), COMVEST INVESTMENT PARTNERS II , a Delaware limited liability company ("ComVest") and DCC VENTURES, LLC, a Nevada limited liability company ("DCC" and together with ComVest, the "Purchasers"). Any capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Seller has offered for sale to the Purchasers, and the Purchasers have purchased from the Seller, (i) Senior Secured Non-Convertible Promissory Notes of the Seller in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "Notes") and (ii) Warrants to purchase shares of common stock, par value $.0001 per share, of the Seller (the "Warrants") under the terms of the Purchase Agreement;

WHEREAS, under the terms and conditions of the Purchase Agreement, the Purchasers have purchased the Notes and Warrants dated the date hereof and as set forth in Exhibits A and B, respectively, annexed hereto and made a part hereof, with payment of the Notes and any other obligations of Seller to the Purchasers, and each of them, to be secured as provided for in the Purchase Agreement;

WHEREAS, under the terms and conditions of the Purchase Agreement, in order to induce the Purchasers to purchase the Notes and Warrants, the Guarantor agreed to execute and deliver to the Purchasers (i) this Guaranty, pursuant to which the Guarantor shall agreed to guarantee the full repayment of the Notes and all other obligations of the Seller under the Purchase Agreement and other Closing Documents (the "Guaranteed Obligations"), and (ii) a Security Agreement granting the Purchasers a first perfected priority lien and security interest in the Collateral (as defined therein) to secure all of the Guarantor's and the Seller's respective obligations under the Purchase Agreement, the Notes and other Closing Documents, as set forth in more detail in the Security Agreement (collectively, the "Obligations").

WHEREAS, Guarantor will derive actual, direct and indirect economic benefits from the sale of the Notes and Warrants; and

WHEREAS, in order to induce the Purchasers to purchase the Notes and Warrant and enter into the Purchase Agreement and other Closing Documents, the Guarantor has agreed to guarantee payment of the Guaranteed Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1. Definitions. Capitalized terms used herein (including terms used in the Recitals) shall have the meanings assigned to them in the Purchase Agreement, unless otherwise defined herein.

References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2. The Guaranty.

2.1 Guaranty of Obligations. The Guarantor hereby unconditionally guarantees to Purchasers and its successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Closing Document or any other agreement, document or instrument to which Guarantor is or may become a party;

(b) the absence of any action to enforce this Guaranty or any other Closing Document or the waiver or consent by Purchasers with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect the lien and security interest granted by Guarantor and Seller under the Security Agreement, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Purchasers in respect thereof (including, without limitation, the release of any such security);

(d) the insolvency of Purchasers; or

(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the Satisfaction Date (as defined in the Pledge Agreement). The Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to Purchasers which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Purchasers, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Purchasers have specifically agreed otherwise in writing. It is agreed among the Guarantor and Purchasers that the foregoing waivers are of the essence of the transactions contemplated by the Closing

Documents and that, but for this Guaranty and such waivers, Purchaser would decline to enter into the Purchase Agreement and other Closing Documents.

2.2 Demand by Purchasers. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the Purchasers the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Purchasers in immediately available Federal funds to an account designated by Purchasers for the giving of notice to Purchasers or at any other address that may be specified in writing from time to time by Purchasers, and shall be credited and applied to the Guaranteed Obligations.

2.3 Enforcement of Guaranty. In no event shall Purchasers have any obligation (although it is entitled, at its option) to proceed against the Seller or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor, and Purchasers may proceed, prior or subsequent to, or simultaneously with, the enforcement of Purchasers' rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Purchasers of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Seller's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Purchasers, Seller or Guarantor of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Purchasers, Seller or Guarantor of any kind which may arise in the future.

2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Purchasers and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair the obligations of Seller or the Guarantor under the Purchase Agreement and the other Closing Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Purchasers to any Person or Persons, any reference to "Purchasers " herein shall be deemed to refer equally to such Person or Persons.

2.6 Modification of Guaranteed Obligations, Etc. The Guarantor hereby acknowledges and agrees that Purchasers may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Note or Warrantin the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Note or Warrant;

(d) extend or waive the time for Seller's or Guarantor's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Purchase Agreement or any other Closing Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral of the Seller for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Purchasers have been granted a lien, to secure any Guaranteed Obligations;

(f) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or Seller are subordinated to the claims of Purchasers; and/or

(g) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or Seller to Purchasers in such manner as Purchasers shall reasonably determine in its discretion;

and Purchasers shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7 Reinstatement. Until the Satisfaction Date, this Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Seller or Guarantor for liquidation or reorganization, should Seller or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Seller's or Guarantor's, as the case may be, assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Purchasers, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Closing Document, the Guarantor hereby:

(a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Satisfaction Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against Seller in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b) acknowledges and agrees (i) that this waiver is intended to benefit Purchasers and shall not limit or otherwise effect any Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Purchasers and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9 Election of Remedies. If Purchasers may, under applicable law, proceed to realize benefits under any of the Closing Documents giving Purchasers a lien upon any Collateral owned by Guarantor or Seller, either by judicial foreclosure or by non-judicial sale or enforcement, Purchasers may, at their sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Purchasers shall forfeit any of their respective rights or remedies, including its right to enter a deficiency judgment against Seller or Guarantor, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Purchasers and waives any claim based upon such action, even if such action by Purchasers shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Purchasers. Any election of remedies which results in the denial or impairment of the right of Purchasers to seek a deficiency judgment against Guarantor or Seller shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Purchasers shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Closing Documents, Purchasers may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Purchasers but shall be credited against the Guaranteed Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Purchasers might otherwise be entitled but for such bidding at any such sale.

2.10 Funds Transfers. If Guarantor shall engage in any transaction as a result of which Seller is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Closing Documents, Guarantor shall deliver to the Seller an amount equal to the mandatory prepayment required under the terms of the Closing Documents.

3. Deliveries. In a form satisfactory to Purchasers, Guarantor shall deliver to Purchasers concurrently with the execution of this Guaranty, the other Closing Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Purchasers under the Purchase Agreement.

4. Representations and Warranties. To induce Purchasers to purchase the Notes and Warrants under the Purchase Agreement, the Guarantor makes, to the extent applicable and as indicated in the Purchase Agreement), the representations and warranties contained in the Purchase Agreement, which, to the extent applicable to the Guarantor, are incorporated herein by reference, to Purchasers, and which, to the extent applicable to the Guarantor, shall survive the execution and delivery of this Guaranty.

5. Further Assurances. Guarantor agrees, upon the written request of Purchasers, to execute and deliver to Purchasers, from time to time, any additional instruments or documents reasonably considered necessary by Purchasers to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. Payments Free and Clear of Taxes. All payments required to be made by Guarantor hereunder shall be made to Purchasers free and clear of, and without deduction for, any and all present and future taxes. If Guarantor shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6), Purchaser receive an amount equal to the sum it would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of taxes, Guarantor shall furnish to Purchasers the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Purchasers for the full amount of taxes (including any taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Purchasers in connection with the transactions contemplated by this Guaranty, the Purchase Agreement and other Closing Documents (other than income taxes), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. Purchasers hereby agree to cooperate at Guarantor's cost and expense with Guarantor's reasonable requests in any action brought by Guarantor to contest the accuracy, applicability or legality of any taxes so paid.

7. Other Terms.

7.1 Entire Agreement. This Guaranty, together with the other Closing Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Notes and/or the Guaranteed Obligations.

7.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in the Purchase Agreement (or such other address as may be substituted by notice given in the manner required by the Purchase Agreement), and given in the manner required by Section 14(e) Purchase Agreement.

7.5 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Purchasers hereunder, inure to the benefit of Purchasers, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Purchasers hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6 No Waiver; Cumulative Remedies; Amendments. Purchasers shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Purchasers in accordance with Section 9 of the Security Agreement and then only to the extent therein set forth. A waiver by Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Purchasers would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Purchasers, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Purchasers (in accordance with Section 9 of the Security Agreement) and Guarantor.

7.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Satisfaction Date. Upon payment and performance in full of the Guaranteed Obligations, Purchasers shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

7.8 Counterparts. This Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

7.9 Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor's liability hereunder shall be limited to an amount not to exceed the aggregate principal amount of the Note plus all accrued interest thereon.

8. Governing Law. This Guaranty shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of New York, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Guaranty shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consents to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

9. Security. To secure payment of Guarantor's obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantor has entered into a Security Agreement pursuant to which Guarantor and Seller have granted to Purchasers a security interest in the Collateral and Guarantor has entered into a Pledge Agreement pursuant to which the Guarantor has pledged the Perfect Commerce Note to Purchasers.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

COMMERCE ONE OPERATIONS, INC. By: /s/ Mark B. Hoffman Name: Title:
COMVEST INVESTMENT PARTNERS II LLC By: /s/ Harold Blue Name: Title:
DCC VENTURES, LLC By: /s/ Michael T. Davies Name: Michael T. Davies Title: Secretary and Treasurer